UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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ENHABIT, INC.
(Name of Registrant as Specified in Its Charter)

AREX CAPITAL MASTER FUND, LP

AREX CAPITAL PARTNERS, LP

AREX CAPITAL, LTD.

AREX CAPITAL GP, LLC

AREX CAPITAL MANAGEMENT, LP

AREX CAPITAL MANAGEMENT GP, LLC

ANDREW RECHTSCHAFFEN

JAMES T. CORCORAN

MEGAN AMBERS

MAXINE HOCHHAUSER

MARK W. OHLENDORF

ANNA-GENE O’NEAL

DR. GREGORY S. SHEFF

JUAN VALLARINO

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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AREX Capital Master Fund, LP, an exempted limited partnership organized under the laws of the Cayman Islands, together with the other participants named herein (collectively, “AREX”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2024 annual meeting of stockholders (the “Annual Meeting”) of Enhabit, Inc., a Delaware corporation (the “Company”).

Item 1: On July 5, 2024, AREX issued an open letter to its fellow stockholders, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 2: On July 5, 2024, AREX issued the following press release:

AREX Capital Expresses Disappointment in Enhabit’s Continued Excuses and Empty Promises

Highlights Enhabit’s Disappointing Total Stockholder Return

Believes Evidence Is Overwhelming that Enhabit’s Strategies Are Not Working

Emphasizes Enhabit’s Repeated Pattern of Making Promises It Does Not Keep and Claiming Progress It Has Not Achieved

Reiterates Enhabit’s Need for Industry-Specific Expertise on Board

New York (July 5, 2024) — AREX Capital Management, LP (together with its affiliates, “AREX”), the beneficial owner of approximately 4.9% of the outstanding common shares of Enhabit, Inc. (NYSE: EHAB) (“Enhabit” or the “Company”), today issued an open letter to its fellow stockholders expressing its disappointment in the Company’s recent investor presentation, which it believes recycles the same excuses and makes the same empty promises on which the Company has repeatedly failed to deliver.

The full text of the letter can be found here: Enhabit’s Excuses and Empty Promises.1

AREX encourages stockholders to vote for all seven of its highly qualified nominees on the WHITE Proxy Card at the upcoming 2024 Annual Meeting of Stockholders. AREX believes this is the only way to ensure that Enhabit has a board of directors with the right experience and skills to effectively oversee management and help them drive operational improvements that can lead to significant value creation for stockholders.

Stockholders are encouraged to visit www.rehabEHAB.com for additional information and to download the presentation detailing the AREX Slate’s comprehensive plan to turn around Enhabit’s operational performance: Rehabilitate Enhabit.2

1 https://4b216008-24ac-4184-9324-3ce8da548a35.usrfiles.com/ugd/4b2160_2a4b9d87603040aca08fa852fe969a2d.pdf

2 https://rehabehab.s3.us-west-1.amazonaws.com/Rehab+EHAB+Presentation+June+2024.pdf

About AREX

AREX Capital Management, LP is a value-oriented investment firm based in New York City. AREX takes a long-term, opportunistic approach to investing and focuses primarily on publicly traded companies with significant, unrealized potential.

Investor Contact

Saratoga Proxy Consulting
John Ferguson
(212) 257-1311
rehabEHAB@saratogaproxy.com

Media Contact

Longacre Square Partners
Greg Marose / Charlotte Kiaie
(646) 386-0091
rehabEHAB@longacresquare.com

Item 3: On July 5, 2024, AREX posted the following material to www.rehabehab.com: